EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS
                   ----------------------------------


We consent to the incorporation by reference in the registration statement of Concurrent Computer Corporation on Form S-3 of our report dated August 20, 1993, on our audits of the consolidated financial statements and financial statements schedules of Concurrent Computer Corporation as of June 30, 1993 and 1992, and for three years in the period ended June 30, 1993, which report is included in the Company's Annual Report on Form 10-K.




                                     /s/  COOPERS & LYBRAND



Parsippany, New Jersey
May 12, 1994